Exhibit 99

October 10, 2008

CBS CORPORATION UPDATES 2008 GUIDANCE

NEW YORK, NEW YORK, October 10, 2008 — CBS Corporation (NYSE: CBS.A and CBS) today revised its business outlook for the full year 2008.

The continued economic slowdown in the United States has adversely affected advertising revenues across the Company’s businesses, primarily at the local level, and the effects of the current financial crisis are likely to cause further declines in advertising spending. As a result of these market conditions, the Company is revising its 2008 full year business outlook for both adjusted operating income before depreciation and amortization (“OIBDA”) and adjusted operating income to a decline of mid-teens versus 2007.

The Company said that, based on preliminary information, its third quarter performance is expected to reflect revenue growth of approximately 3% over the comparable period last year, led by higher syndication revenue and recent acquisitions. Further, the Company now expects to report adjusted diluted earnings per share of approximately $.42 to $.44 for the third quarter of 2008, compared to $.51 for the third quarter of 2007.

In addition, as a result of these recent adverse market conditions, the Company is currently performing an interim impairment test on its existing goodwill, other indefinite lived intangible asset balances and investments. Based on preliminary results, the Company expects to incur a non-cash impairment charge of approximately $14 Billion, in the third quarter of 2008 to reduce the carrying value of goodwill, intangible assets related to FCC licenses and investments.

The Company’s business outlook excludes stock-based compensation expense, restructuring charges, impairment charges and the impact of acquisitions and dispositions.

The Company continues to generate significant free cash flow and expects to maintain its current dividend policy. CBS plans to provide additional information regarding its third quarter results and business outlook during its regular quarterly conference call October 30, at 8:30 AM (ET), following the release of its earnings announcement.

Cautionary Statement Concerning Forward-looking Statements

This news release contains both historical and forward-looking statements. All statements, including Business Outlook, other than statements of historical fact are, or may be deemed to be, forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Exchange Act of 1934. These forward-looking statements are not based on historical facts, but rather reflect the Company’s current expectations concerning future results and events. Similarly, statements that describe our objectives, plans or goals are or may be forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other factors that are difficult to predict and which may cause the actual results, performance or achievements of the Company to be different from any future results, performance or achievements expressed or implied by these statements. These risks, uncertainties and other factors include, among others: advertising market conditions generally; changes in the public acceptance of the Company’s programming; changes in technology and its effect on competition in the Company’s markets; changes in the Federal Communications laws and regulations; the impact of piracy on the Company’s products, the impact of the consolidation in the market for the Company’s programming; other domestic and global economic, business, competitive and/or other regulatory factors affecting the Company’s businesses generally; the impact of union activity, including possible strikes or work stoppages or the Company’s inability to negotiate favorable terms for contract renewals; and other factors described in the Company’s news releases and filings with the Securities and Exchange Commission including but not limited to the Company’s most recent Form 10-K. The forward-looking statements included in this document are made only as of the date of this document, and under section 27A of the Securities Act and section 21E of the Exchange Act, we do not have any obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances.

About CBS Corporation

CBS Corporation (NYSE: CBS.A and CBS) is a mass media company with constituent parts that reach back to the beginnings of the broadcast industry, as well as newer businesses that operate on the leading edge of the media industry. The Company, through its many and varied operations, combines broad reach with well-positioned local businesses, all of which provide it with an extensive distribution network by which it serves audiences and advertisers in all 50 states and key international markets. It has operations in virtually every field of media and entertainment, including broadcast television (CBS and The CW – a joint venture between CBS Corporation and Warner Bros. Entertainment), cable television (Showtime and CBS College Sports Network), local television (CBS Television Stations), television production and syndication (CBS Paramount Network Television and CBS Television Distribution), radio (CBS Radio), advertising on out-of-home media (CBS Outdoor), publishing (Simon & Schuster), interactive media (CBS Interactive), music (CBS Records), licensing and merchandising (CBS Consumer Products), video/DVD (CBS Home Entertainment), in-store media (CBS Outernet) and motion pictures (CBS Films). For more information, log on to www.cbscorporation.com.

* * *

Contacts:

Press Contacts:
Gil Schwartz	(212) 975-2121	gdschwartz@cbs.com
Jeremy Murphy	(212) 975-4577	jeremy.murphy@cbs.com

Investor Relations Contacts:
Martin Shea	(212) 975-8571	marty.shea@cbs.com
Adam Townsend	(212) 975-5292	adam.townsend@cbs.com